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                                                                    Exhibit 99.1
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Covad Common Stock to Move to the Over-the-Counter Bulletin Board

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 20, 2001--Covad Communications, Group, Inc., the leading national broadband services provider utilizing DSL (Digital Subscriber Line) technology, today announced that the company expects its common stock will begin trading on the OTC Bulletin Board (OTCBB), effective as of the opening of business on July 20, 2001. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter (OTC) equity securities. OTCBB securities are traded by a community of market makers that enter quotes and trade reports. Covad's ticker symbol (COVD) will remain the same and can be viewed at www.otcbb.com.
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The move to the OTCBB follows Covad's receipt on July 19, 2001, of notification from Nasdaq that the company's common stock would no longer be listed on the Nasdaq National Market as of the opening of business on July 20, 2001. The Nasdaq Listings Qualification Panel's decision is based on Covad's present failure to satisfy the $4 million net tangible assets and minimum bid price requirements of the Nasdaq National Market.

"We do not believe Nasdaq's decision will alter our present strategy," said Chuck McMinn, Covad chairman. "We are continuing to take the appropriate steps to address our current financial issues and we believe we will be successful. We will continue to focus on loading our network with customers who want the broadband experience."

"Covad provides high quality broadband services to small businesses and residential customers, and we will continue to do so," said Charles E. Hoffman, Covad president and CEO. "We believe that this will have no effect on the service and support levels we give our customers."

About Covad Communications

Covad is the leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, IP and dial-up services through Internet Service Providers, telecommunications carriers, enterprises, affinity groups, PC OEMs and ASPs to small- and medium-sized businesses and home users. Covad services are currently available across the United States in 94 of the top Metropolitan Statistical Areas (MSAs). Covad's network currently covers more than 40 million homes and business and reaches approximately 40 to 45 percent of all U.S. homes and businesses. Corporate headquarters is located at 4250 Burton Drive, Santa Clara, CA 95054. Telephone: 1-800-GO-COVAD. Web Site: www.covad.com.
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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this press release that are not historical facts are "forward-looking statements," including statements concerning Covad's anticipated reduction of costs, ability to continue as a going concern, sufficiency of Covad's cash on hand and the
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statements made by the chairman, president or CEO in this release. Actual events or results may differ materially as a result of risks facing Covad or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, Covad's ability to raise additional capital and address its financial issues, to continue as a going concern, to continue to service and support its customers, to successfully market its services to current and new customers, the consolidation of sales to a fewer number of wholesale customers, Covad's ability to generate customer demand, to achieve acceptable pricing, to respond to increasing competition, to manage growth, to receive timely payment from our Internet service providers and other customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments and the absence of an adverse result in litigation against Covad. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Covad's SEC Annual Report on Form 10-K for the year ended December 31, 2000, and in Covad's SEC Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

Contact:
     Covad Communications, Santa Clara
     Martha Sessums, 408/987-1428 (Press)
     msessums@covad.com
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     Greg Tornga, 408/844-7457 (Investor)
     InvestorRelations@covad.com
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